CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A.

388 Greenwich Street

New York, N.Y. 10013

(212) 816-0392

(Name, address, and telephone number of agent for service)

Marex Group plc

(Exact name of obligor as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

155 Bishopsgate

London, EC2M 3TQ, United Kingdom

(Address of principal executive offices)

Senior Debt Securities

(Title of Indenture Securities)

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (attached).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2023 - attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 29th day of May 2024.

CITIBANK, N.A.

By	/s/ Eva Waite
Eva Waite
Senior Trust Officer

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

EXHIBIT 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2023	2022
Assets
Cash and due from banks (including segregated cash and other deposits)	$27,342	$30,577
Deposits with banks, net of allowance	233,590	311,448
Securities borrowed and purchased under agreements to resell (including $206,059 and $239,527 as of December 31, 2023 and 2022, respectively, at fair value), net of allowance	345,700	365,401
Brokerage receivables, net of allowance	53,915	54,192
Trading account assets (including $197,156 and $133,535 pledged to creditors at December 31, 2023 and 2022, respectively)	411,756	334,114
Investments:
Available-for-sale debt securities (including $11,868 and $10,933 pledged to creditors as of December 31, 2023 and 2022, respectively)	256,936	249,679
Held-to-maturity debt securities, net of allowance (fair value of which is $235,001 and $243,648 as of December 31, 2023 and 2022, respectively) (includes $71 and $0 pledged to creditors as of December 31, 2023 and 2022, respectively)	254,247	268,863
Equity securities (including $766 and $895 as of December 31, 2023 and 2022, respectively, at fair value)	7,902	8,040

Total investments	$519,085	$526,582
Loans:
Consumer (including $313 and $237 as of December 31, 2023 and 2022, respectively, at fair value)	389,197	368,067
Corporate (including $7,281 and $5,123 as of December 31, 2023 and 2022, respectively, at fair value)	300,165	289,154

Loans, net of unearned income	$689,362	$657,221
Allowance for credit losses on loans (ACLL)	(18,145)	(16,974)

Total loans, net	$671,217	$640,247
Goodwill	20,098	19,691
Intangible assets (including MSRs of $691 and $665 as of December 31, 2023 and 2022, respectively)	4,421	4,428
Premises and equipment, net of depreciation and amortization	28,747	26,253
Other assets (including $12,290 and $10,658 as of December 31, 2023 and 2022, respectively, at fair value), net of allowance	95,963	103,743

Total assets	$2,411,834	$2,416,676

Statement continues on the next page.

CONFIDENTIAL TREATMENT REQUESTED BY MAREX GROUP PLC

PURSUANT TO 17 C.F.R. SECTION 200.83

CONSOLIDATED BALANCE SHEET
(Continued)	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars, except shares and per share amounts	2023	2022
Liabilities
Deposits (including $2,440 and $1,875 as of December 31, 2023 and 2022, respectively, at fair value)	$1,308,681	$1,365,954
Securities loaned and sold under agreements to repurchase (including $62,485 and $70,886 as of December 31, 2023 and 2022, respectively, at fair value)	278,107	202,444
Brokerage payables (including $4,321 and $4,439 as of December 31, 2023 and 2022, respectively, at fair value)	63,539	69,218
Trading account liabilities	155,345	170,647
Short-term borrowings (including $6,545 and $6,222 as of December 31, 2023 and 2022, respectively, at fair value)	37,457	47,096
Long-term debt (including $116,338 and $105,995 as of December 31, 2023 and 2022, respectively, at fair value)	286,619	271,606
Other liabilities, plus allowances	75,835	87,873

Total liabilities	$2,205,583	$2,214,838

Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: as of December 31, 2023—704,000 and as of December 31, 2022—759,800, at aggregate liquidation value	$17,600	$18,995
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: as of December 31, 2023—3,099,691,704 and as of December 31, 2022—3,099,669,424	31	31
Additional paid-in capital	108,955	108,458
Retained earnings	198,905	194,734
Treasury stock, at cost: December 31, 2023—1,196,577,865 shares and December 31, 2022—1,162,682,999 shares	(75,238)	(73,967)
Accumulated other comprehensive income (loss) (AOCI)	(44,800)	(47,062)

Total Citigroup stockholders’ equity	$205,453	$201,189
Noncontrolling interests	798	649

Total equity	$206,251	$201,838

Total liabilities and equity	$2,411,834	$2,416,676

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.